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News Release                                                           [BD LOGO]



Contact:
Charles A. Borgognoni, Corporate Communications - 201-847-6651
Patricia A. Spinella, Investor Relations - 201-847-5453


            BD NAMES VINCENT A. FORLENZA PRESIDENT OF BD BIOSCIENCES


Franklin Lakes, NJ (March 14, 2003) -- BD (Becton, Dickinson and Company) (NYSE:BDX) has announced the appointment of Vincent A. Forlenza, 49, to the position of President, BD Biosciences, effective immediately. Mr. Forlenza, who joined BD in 1980, had served most recently as the Company's Senior Vice President, Technology, Strategy and Development. He will succeed Deborah J. Neff, who is leaving BD to pursue other career opportunities.

"Vince Forlenza is unquestionably one of this Company's most innovative, productive and accomplished leaders," said Edward J. Ludwig, BD Chairman, President and Chief Executive Officer. "These qualities have been best reflected in his recent work in the development of the Company's corporate strategy, as well as the role he played in enhancing the capabilities and performance at our R&D organization, BD Technologies. Both have been critical in terms of improving the Company's current and longer-term performance."

BD Biosciences is one of the Company's three business segments. With worldwide reported revenues of $645 million in fiscal 2002, BD Biosciences is one of the world's largest businesses serving the life sciences. In his new position, Mr. Forlenza will lead an organization that provides a comprehensive portfolio of tools, reagents and services that are used by clinicians and researchers in the fields of genomics, proteomics, drug discovery and development, oncology and immune function.

Since joining BD, Mr. Forlenza has held various positions of increasing responsibility in the United States and Europe. Of note, he served four years as President of BD Diagnostic Systems, a worldwide business focused on developing and marketing infectious disease diagnostic platforms. During this assignment Mr. Forlenza was instrumental in the early development of two significant new infectious disease diagnostics systems, BD ProbeTec 'TM' ET and BD Phoenix 'TM'. In addition to his new responsibilities with BD Biosciences, Mr. Forlenza will continue to lead BD Technologies.




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Mr. Forlenza holds a BS in Chemical Engineering from Lehigh University and a MBA from the Wharton Graduate School, University of Pennsylvania.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2002, BD reported total revenues of $4.033 billion.

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This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; BD's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.